SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                         August 13, 2002

SUNLAND ENTERTAINMENT CO., INC.

(Exact name of registrant as specified in charter)

California	0-23000	95-4217605
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

11835 W. Olympic Boulevard, Suite 550, Los Angeles, California		90064
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code	(310) 444-4100

(Former Name or Former Address, If Changed Since Last Report)

Item 4.      Changes in Registrant’s Certifying Accountant

(a)                                                           Effective August 13, 2002, the Board of Directors and the Audit Committee of Sunland Entertainment Co., Inc. (the “Company”) authorized and approved the dismissal of PricewaterhouseCoopers LLP (the “Former Auditor”) as the Company’s independent accountant.

The Former Auditor’s reports concerning the Company’s financial statements for the fiscal years ended December 31, 2001 and 2000 (collectively, the “Prior Fiscal Periods”) did not contain any adverse opinion or a disclaimer of opinion, nor were any such opinions qualified or modified as to uncertainty, audit scope or accounting principles, except the report on the Company financial statements as of and for the years ended December 31, 2000 and 1999 included an explanatory paragraph regarding the Company's ability to continue as a going concern.

There were no disagreements between the Company and the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope  or procedure (“Disagreements”) during either (i) the Prior Fiscal Periods or (ii) the period from January 1, 2002 through August 13, 2002 (the “Interim Period”), which Disagreements, if not resolved to the satisfaction of the Former Auditor, would have caused the Former Auditor to make reference to the subject matter of the Disagreements in connection with its report.

(b)                                                         Effective August 13, 2002, the Company's Board of Directors and the Audit Committee engaged the firm of Singer Lewak Greenbaum & Goldstein LLP as its new independent auditor for the fiscal year ending December 31, 2002.

(c)                                                          The Company has authorized the Former Auditor to respond fully to the inquiries of Singer Lewak Greenbaum & Goldstein LLP regarding the matters described in paragraph (a) above.

Item 7.      Financial Statements and Exhibits.

(a)           Financial Statements:  Not applicable.

(b)          Pro Forma Financial Information:  Not applicable.

(c)           Exhibits:

16                                    The Registrant has requested that the Former Auditor furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements.  A copy of such letter, dated August 14, 2002, is filed as Exhibit 16 to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SUNLAND ENTERTAINMENT CO., INC.

By:	/s/ Monique Green
Monique Green, Chief Financial Officer and Corporate Secretary

Date:	August 15, 2002